UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Munson Street
New Haven, CT	06511

(Address of principal executive offices)	(Zip Code)

                  (203) 776-7776
(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On June 17, 2015, Higher One, Inc. (“Higher One”), a wholly-owned subsidiary of Higher One Holdings, Inc. (the “Company”), entered into a Master Reaffirmation and Amendment No. 4 to Loan Documents (the “Fourth Amendment”), of its five-year, senior secured revolving credit facility, as amended, (the “Credit Facility”), with Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and other lenders party thereto.

Under the Credit Facility, as constituted prior to the effectiveness of the Fourth Amendment, if more than half of the incumbent Board was replaced in any twelve month period through a contested election or threatened contested election, the lenders were entitled to declare a default and cause the principal and any accrued interest on any outstanding loans to become immediately due and payable. This type of provision is sometimes referred to as a “Dead Hand Proxy Put.”

The Fourth Amendment removes the Dead Hand Proxy Put from the Credit Facility by amending the definition of “Change of Control.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015

HIGHER ONE HOLDINGS, INC.

By:	/s/ Christopher Wolf
Name:	Christopher Wolf
Title:	Chief Financial Officer

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